SECOND AMENDED AND RESTATED INDEMNITY AGREEMENT

            THIS SECOND AMENDED AND RESTATED INDEMNITY AGREEMENT (the “Agreement”) is entered into the ____ day of December, 2004 by and among RY-8, INC., a Hawaii corporation (“Borrower”), ROY’S HOLDINGS, INC., a Hawaii corporation (“RHI”), OUTBACK STEAKHOUSE, INC., a Delaware corporation (“OSI”), and OS PACIFIC, INC., a Florida corporation and wholly owned subsidiary of OSI (“OSP”).  OSI and OSP are sometimes hereafter collectively referred to as the “Guarantors”.

WHEREAS, RHI is the sole shareholder of Borrower; and

WHEREAS, Borrower and OSP entered into that certain Joint Venture Agreement dated June 17, 1999, as amended by that certain First Amendment to Joint Venture Agreement dated October 31, 2000 (collectively the “Joint Venture Agreement”), pursuant to which a Florida joint venture was formed under the name Roy’s/Outback Joint Venture (the “Joint Venture”); and

WHERAS, under the terms and conditions of the Joint Venture Agreement, OSP has agreed to cause OSI to provide a guarantee of loans to Borrower from third party financial institutions in amounts sufficient to fund Borrower’s share of additional capital contributions to the Joint Venture and to refinance such loans to the extent either Borrower or the Joint Venture, using commercially reasonable efforts, cannot refinance such loans without OSI’s loan guarantee; and

WHEREAS, Borrower and Guarantors are parties to that certain Credit and Guaranty Agreement with WACHOVIA BANK, N.A., a national banking association (the “Bank”), pursuant to which the Bank has agreed to provide Borrower with a credit facility in the original amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) (the “Original Line of Credit”); and

WHEREAS, Borrower and Guarantors have entered into that certain First Amendment to Credit and Guaranty Agreement dated October 19, 2001 with the Bank, pursuant to which the Bank has agreed to increase the Original Line of Credit to TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($24,500,000.00) in the aggregate (the “Amended Line of Credit”); and

WHEREAS, Borrower and Guarantors have entered into that certain Second Amendment to Credit and Guaranty Agreement of even date herewith with the Bank, pursuant to which the Bank has agreed to extend the termination date of the Amended Line of Credit to June 30, 2007 and to make certain other modifications to the Amended Line of credit increase the Original Line of Credit to TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($24,500,000.00) in the aggregate (the “Second Amended Line of Credit”); and

WHEREAS, as a condition of providing the Original Line of Credit and the Amended Line of Credit to Borrower, the Bank required that the Guarantors guarantee the Original Line of Credit and the Amended Line of Credit; and

WHEREAS, as a condition of providing the Second Amended Line of Credit to Borower, the Bank has required that the Guarantors guarantee the Second Amended Line of Credit (the “Guaranty”); and

WHEREAS, the Guarantors have agreed to provide the Guaranty subject to the terms and conditions of this Agreement; and

WHEREAS, the parties entered into that certain Indemnity Agreement dated October 31, 2000 (the “Original Indemnity Agreement”) as amended and restated by that certain Amended and Restated Indemnity Agreement dated October 19, 2001 to reflect the effect of the increase of the Original Line of Credit to $24,500,000.00 in the aggregate and certain other agreements of the parties (“First Amended Indemnity Agreement”).

WHEREAS, the parties desire to further amend and restate the the Original Indemnity greement and the First Amended Indemnity Agreement to reflect the extension of the termination date of the Second Amended Line of Credit and certain other agreements of the parties (“Second Amended Indemnity Agreement”).

NOW THEREFORE, intending to be legally bound, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Recitals. The above recitals are true and correct and incorporated herein by reference.

2.         Indemnification. Borrower and RHI (collectively “Indemnitors”) shall indemnify OSI and OSP against all losses, claims, damages or liabilities, joint or several, which arise out of or are based upon OSI’s and/or OSP’s guarantee of the Second Amended Line of Credit ; and will reimburse OSI and/or OSP, as applicable, for any payments made under the guarantee of the Second Amended Line of Credit  and any legal or other expenses reasonably incurred in connection with defending any such loss, claim, damage, liability or action.

3.         Security Interest. Indemnitors’ indemnification obligations, as provided in Section 2 above, shall be secured by a first priority lien upon any and all of Borrower’s interests in the Joint Venture, which lien may be foreclosed, at the option of OSI or OSP, in the manner provided in the Florida Uniform Commercial Code, and OSI and OSP shall have all rights and remedies provided to secured parties in the Florida Uniform Commercial Code.  So long as any guaranty by OSI or OSP is outstanding, Borrower shall not grant any other security interest in, or otherwise pledge or encumber, its interest in the Joint Venture.  Borrower agrees to execute a Security Agreement in the form attached hereto as Exhibit A to evidence such security interest.

4.         Limit on Borrowing.  Guarantors reserve the right, upon notice to Borrower and Bank, to limit the amount of the Guaranty; provided however, nothing contained in this section will permit Guarantor to limit the Guaranty to less than any amounts then outstanding under the Second Amended Line of Credit  and any interest, fees, penalties or similar costs associated therewith.

5.         Term of Agreement. This Agreement shall remain in full force and effect for the longer of (a) the term of the Second Amended Line of Credit  and any renewal thereof; or (b) so long as any amounts are outstanding under the Second Amended Line of Credit  or any renewal thereof.

6.         Waiver.The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

7.         Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their legal representatives, and proper successors or assigns, as the case may be.

8.         Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

9.         Jurisdiction and Venue. Each party hereto agrees that the state and federal courts in the State of Florida, in the judicial circuit where OSI has its principal office, shall be the exclusive jurisdiction and venue for resolution of all disputes and causes of action arising out of this Agreement and each party hereby agrees to submit to the personal jurisdiction and venue of the state and federal courts in the State of Florida, in the judicial circuit where OSI has its principal office, for resolution of all disputes and causes of action arising out of this Agreement, and each party hereby waives all questions of personal jurisdiction and venue of such courts, including, without limitation, the claim or defense therein that such courts constitute an inconvenient forum.

10.        Costs of Enforcement. In the event it is necessary for a party to take legal action to enforce the terms of this Agreement, the prevailing party in any such action shall be entitled to, from any non-prevailing party, reasonable attorneys’ fees and costs in connection therewith.

11.        Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

12.        Entire Agreement; Counterparts. This Agreement and the agreements referred to herein (excluding the Original Indemnity Agreement and the First Amended Indemnity Agreement) constitute the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior memoranda, correspondence, conversations, and agreements (including, but not limited to, the Original Indemnity Agreement and the First Amended Indemnity Agreement). This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RY-8, INC.,                                                                              OS PACIFIC, INC.,
a Hawaii corporation                                                                 a Florida corporation

By:                                                                                           By:
 Terrence Lee, Vice President                                                    Robert D. Basham, President

ROY’S HOLDINGS, INC.,                                                       OUTBACK STEAKHOUSE, INC.,
a Hawaii corporation                                                                 a Delaware corporation

By:                                                                                           By:
 Terrence Lee, Vice President                                                    Robert D. Basham, President